Exhibit 4(ac)

                                                  [ALLSTATE LIFE INSURANCE COMPANY

                                                         3100 SANDERS ROAD

                                                       NORTHBROOK, IL 60062]

                                            [TRUE ACCUMULATION - HIGHEST DAILY] BENEFIT
                                                        SCHEDULE SUPPLEMENT

ANNUITY NUMBER:  [001-00001]

EFFECTIVE DATE:  [Issue Date of the Rider]

EFFECTIVE DATE OF [90%] CAP RULE:  [Issue Date of Schedule Supplement]

DURATION OF A GUARANTEE PERIOD:  [10 years]

DOLLAR-FOR-DOLLAR PERCENTAGE:  [5.0%]

CHARGE FOR THE RIDER:  [The daily equivalent of an annual rate of [0.60%] applied to the elected Sub-accounts and the Transfer
Account]

TRANSFER ACCOUNT:  [Collectively, one or more AST bond portfolio Sub-accounts.]  If a bond portfolio sub-account is discontinued, we will substitute a successor sub-account, if there is one.  Otherwise, we will substitute a comparable sub-account.  We will obtain any required regulatory approvals prior to substitution of the sub-account.

BENCHMARK INDEX:  [Barclays Capital Fixed Maturity Zero Coupon Swap Index].  If this Benchmark Index is discontinued, we will substitute a successor benchmark index, if there is one.  Otherwise, we will substitute a comparable benchmark index.  We will obtain any required regulatory approvals prior to substitution of the benchmark index.

BENCHMARK INDEX INTEREST RATE:  [The interest rate that is set with reference to the Benchmark Index.]

DISCOUNT RATE ADJUSTMENT:  [2.5%]

DISCOUNT RATE MINIMUM:[
----------------------------------------------------------
   Month        Minimum              Month     Minimum
     1           3.00%                13        2.00%
     2           2.92%                14        1.92%
     3           2.83%                15        1.83%
     4           2.75%                16        1.75%
     5           2.67%                17        1.67%
     6           2.58%                18        1.58%
     7           2.50%                19        1.50%
     8           2.42%                20        1.42%
     9           2.33%                21        1.33%
     10          2.25%                22        1.25%
     11          2.17%                23        1.17%
     12          2.08%                24        1.08%
                                      25+       1.00%
----------------------------------------------------------

                                            [TRUE ACCUMULATION - HIGHEST DAILY] BENEFIT

                                                  SCHEDULE SUPPLEMENT (CONTINUED)

                                                    TRANSFER CALCULATION FORMULA

[The following are the Terms and Definitions referenced in the Transfer Calculation Formula:

o        AV is the current Account Value of the Annuity
o        V is the current Account Value of the elected Sub-accounts of the Annuity
o        B is the total current value of the Transfer Account
o        Cl is the lower target value; it is established on the Effective Date and is not changed for the life of the guarantee
o        Ct is the middle target value; it is established on the Effective Date and is not changed for the life of the guarantee
o        Cu is the upper target value; it is established on the Effective Date and is not changed for the life of the guarantee
o        T is the amount of a transfer into or out of the Transfer Account

For each Guarantee Amount:

o        Gi is the Guarantee Amount
o        Ni is the number of days until the end of the Guarantee Period
o        di is the discount rate associated with the number of days until the end of a Guarantee Period.  The discount rate is determined by taking the greater of the Benchmark Index Interest Rate less the Discount Rate Adjustment, and the Discount
         Rate Minimum.  The applicable term of the Benchmark Index Interest Rate is the same as the number of days remaining until the end of the Guarantee Period.  If no Benchmark Index Interest Rate is available for such term, the nearest available term will be used.  The Discount Rate Minimum is determined based on the number of months since the Effective Date.

Transfer Calculation

The formula, which is set on the Effective Date of the 90% Cap Rule as shown in this Schedule Supplement and is not changed while the Rider is in effect, determines, on each Valuation Day, when a transfer is required.

On the Effective Date of the 90% Cap Rule (and only on this date), the following asset transfer calculation is performed to determine the amount of Account Value allocated to the Transfer Account:

         If (B / (V + B) > .90), then

         T = B - [(V + B) * .90]

If T as described above is greater than $0, then that amount ("T") is transferred from the Transfer Account to the elected
Sub-accounts and no additional transfer calculations are performed on the Effective Date of the 90% Cap Rule.  Any transfers into the Transfer Account are suspended.  The suspension will be lifted once a transfer out of the Transfer Account occurs.

On each Valuation Date thereafter (including the Effective Date of the 90% Cap Rule, provided (B / (V + B) < = .90), the formula begins by determining the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the
Guarantee Amount at the end of the Guarantee Period. We call the greatest of these values the "current liability (L)."

         L = MAX(Li), where Li = Gi / (1 + di) (Ni/365)

                                            [TRUE ACCUMULATION - HIGHEST DAILY] BENEFIT
                                                  SCHEDULE SUPPLEMENT (CONTINUED)

                                              TRANSFER CALCULATION FORMULA (Continued)

Next the formula calculates the following formula ratio (r):

         r = (L - B) / V.

If the formula ratio exceeds an upper target value, then, subject to the 90% Cap Rule, Account Value will be transferred to the bond fund Sub-account associated with the current liability. If, at the time we make a transfer to the bond fund Sub-account associated with the current liability, there is Account Value allocated to a bond fund Sub-account not associated with the current liability, we will transfer all assets from that bond fund Sub-account to the bond fund Sub-account associated with the current liability.

The formula will transfer assets into the Transfer Account if r > Cu, subject to the 90% Cap Rule.

The transfer amount is calculated by the following formula:

         T = {Min(MAX(0, (.90 * (V + B)) - B), [L - B - V * Ct] / (1 - Ct))}

If the formula ratio is less than a lower target value and there are assets in the Transfer Account, then the formula will transfer assets out of the Transfer Account into the elected Sub-accounts.

The formula will transfer assets out of the Transfer Account if r < Cl and B > 0.

The transfer amount is calculated by the following formula:

         T = {Min(B, - [L - B - V * Ct] / (1 - Ct))}

If following a transfer to the elected Sub-accounts, there are assets remaining in a bond fund Sub-account not associated with the current liability, we will transfer all assets from that bond fund Sub-account to the bond fund Sub-account associated with the current liability.

At any given time, some, most, or none of the Account Value may be allocated to the Transfer Account under the Transfer
Calculation formula.

90% Cap Rule:  If, on any Valuation Day, on and after the Effective Date of the 90% Cap Rule, a transfer into the Transfer Account occurs which results in 90% of the Account Value being allocated to the Transfer Account, any transfers into the Transfer Account will be suspended even if the formula would otherwise dictate that a transfer into the Transfer Account should occur.  Transfers out of the Transfer Account and into the elected Sub-accounts will still be allowed.  The suspension will be lifted once a transfer out of the Transfer Account occurs.  Due to the performance of the Transfer Account and the elected Sub-Accounts, the
Account Value could be more than 90% invested in the Transfer Account.]